Exhibit 10.4.2

AMENDMENT NO. 2 TO THE

VISUAL NETWORKS, INC.

2000 STOCK INCENTIVE PLAN

W  I  T  N  E  S  S  E  T  H:

WHEREAS, Section 7(f) of the Visual Networks, Inc. 2000 Stock Incentive Plan (the “Plan”) authorizes the Board of Directors (the “Board”) of Visual Networks, Inc., a Delaware corporation (the “Corporation”), to amend the Plan at any time; and

WHEREAS, the Board now finds it desirable and in the best interests of the Corporation to amend the Plan to reduce the number of shares of Common Stock by 2,775,000, so that the aggregate number of shares that may be issued under the Plan is 4,225,000.

NOW, THEREFORE, the Plan is amended, effective as of April 21, 2004, as follows:

First and Only Change

The first sentence of Section 4 of the Plan is amended in its entirety to read as follows:

“Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued on or after April 21, 2004, with respect to Awards granted under the Plan shall not exceed an aggregate of 4,225,000 shares of Common Stock.”

IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 2 to be executed by its duly authorized officer this 21st day of April, 2004.

ATTEST:		VISUAL NETWORKS, INC.

By:	/s/ Nancy A. Spangler	By:	/s/ Lawrence S. Barker